Exhibit 3.1

STATEMENT OF RESOLUTION

ESTABLISHING SERIES OF SHARES

designated

7.00% SERIES B MANDATORY CONVERTIBLE PREFERRED STOCK

of

CENTERPOINT ENERGY, INC.

Pursuant to Section 21.155 and Section 21.156

of the Texas Business Organizations Code

CenterPoint Energy, Inc., a Texas corporation (hereinafter called the “Corporation”), in accordance with the provisions of Section 21.155 and Section 21.156 of the Texas Business Organizations Code, does hereby certify that:

1. The name of the corporation is CenterPoint Energy, Inc. (Texas Secretary of State File Number 0800007462).

2. Pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the Restated Articles of Incorporation of the Corporation (as amended through the date hereof, the “Articles of Incorporation”) and in accordance with the provisions of Section 21.155 and Section 21.156 of the Texas Business Organizations Code, the Board of Directors authorized the issuance and sale by the Corporation of shares of its preferred stock, par value $0.01 per share (the “Preferred Stock”), and the formation of a Pricing Committee (the “Committee”) at a meeting duly convened and held on July 26, 2018, and, pursuant to the authority conferred upon the Committee in accordance with Section 21.416 of the Texas Business Organizations Code and the resolutions of the Board of Directors, the Committee adopted the following resolution by unanimous written consent on September 25, 2018, creating and providing for the establishment and issuance of a series of Preferred Stock of the Corporation as hereinafter described, providing for the designations, preferences, limitations and relative rights, voting, redemption and other rights thereof and the qualifications, limitations and restrictions thereof, such shares designated as “7.00% Series B Mandatory Convertible Preferred Stock,” all in accordance with the provisions of Article 21.155 of the Texas Business Organizations Code, which resolution was adopted by all necessary action on the part of the Corporation and which resolution remains in full effect on the date hereof.

RESOLVED, that pursuant to the provisions of the Articles of Incorporation, the authority delegated to the Committee by the Board of Directors and applicable law, a series of Preferred Stock of the Corporation be and hereby is created, and that the designations, preferences, limitations, and relative rights, including voting, redemption and other rights, and number of shares of such series, and the qualifications, limitations and restrictions thereof, be as set forth in the attached Resolution.

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3. This Statement of Resolution becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: 12:01 a.m. on October 1, 2018.

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IN WITNESS WHEREOF, the Corporation has caused this statement to be executed on its behalf by the undersigned authorized person this 26th day of September, 2018.

CENTERPOINT ENERGY, INC.

By:	/s/ Carla A. Kneipp
Name: Carla A. Kneipp
Title: Vice President and Treasurer

3

RESOLUTION ESTABLISHING SERIES OF SHARES

designated

7.00% SERIES B MANDATORY CONVERTIBLE PREFERRED STOCK

of

CENTERPOINT ENERGY, INC.

Pursuant to Section 21.155 and Section 21.156

of the Texas Business Organizations Code

CenterPoint Energy, Inc., a Texas corporation (hereinafter called the “Corporation”), in accordance with the provisions of Section 21.155 and Section 21.156 of the Texas Business Organizations Code, does hereby certify that:

Pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the Restated Articles of Incorporation of the Corporation (as amended through the date hereof, the “Articles of Incorporation”) and in accordance with the provisions of Section 21.155 and Section 21.156 of the Texas Business Organizations Code, the Board of Directors authorized the issuance and sale by the Corporation of shares of its preferred stock, par value $0.01 per share (the “Preferred Stock”), and the formation of a Pricing Committee (the “Committee”) at a meeting duly convened and held on July 26, 2018, and, pursuant to the authority conferred upon the Committee in accordance with Section 21.416 of the Texas Business Organizations Code and the resolutions of the Board of Directors, the Committee adopted the following resolution by unanimous written consent on September 25, 2018, creating and providing for the establishment and issuance of a series of Preferred Stock of the Corporation as hereinafter described, providing for the designations, preferences, limitations and relative rights, voting, redemption and other rights thereof and the qualifications, limitations and restrictions thereof, such shares designated as “7.00% Series B Mandatory Convertible Preferred Stock,” all in accordance with the provisions of Article 21.155 of the Texas Business Organizations Code, which resolution was adopted by all necessary action on the part of the Corporation and which resolution remains in full effect on the date hereof:

RESOLVED, that pursuant to the provisions of the Articles of Incorporation, the authority delegated to the Committee by the Board of Directors and applicable law, a series of Preferred Stock of the Corporation be and hereby is created, and that the designations, preferences, limitations, and relative rights, including voting, redemption and other rights, and number of shares of such series, and the qualifications, limitations and restrictions thereof, be as follows:

SECTION 1. Designation and Amount. The shares of such series shall be designated as “7.00% Series B Mandatory Convertible Preferred Stock” (the “Series B Preferred Stock”) and the number of shares constituting the Series B Preferred Stock shall be 850,000 (or up to 977,500 if the Underwriters (as such term is defined herein) exercise in full their over-allotment option pursuant to the Underwriting Agreement (as such term is defined herein) to purchase additional depositary shares representing fractional interests in the Series B Preferred Stock), and such shares shall have a liquidation preference per share of $1,000 (the “Liquidation Preference”). That number of shares from time to time may be increased (but not, taken together with the number of shares of any other series of Preferred Stock then outstanding, in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding), subject to the terms and conditions hereof, by further resolution duly adopted by the Board of Directors or any other duly authorized committee thereof and by the filing of a statement with the Secretary of State of the State of Texas pursuant to the provisions of the Texas Business Organizations Code, including Section 21.156 thereof, stating that such increase or decrease, as the case may be, has been adopted by all necessary action on the part of the Corporation. Each share of the Series B Preferred Stock shall be identical in all respects to every other share of the Series B Preferred Stock.

SECTION 2. Definitions. The following terms used herein shall be defined as set forth below:

“Accumulated Dividend Amount” means, with respect to any Fundamental Change Conversion, the amount of any accumulated and unpaid dividends for any Dividend Period prior to the Effective Date of the relevant Fundamental Change, including for the partial Dividend Period, if any, from, and including, the Dividend Payment Date immediately preceding such Effective Date to, but excluding, such Effective Date, subject to the proviso in Section 10(a).

“Acquisition Termination Conversion Rate” means a rate per share of Series B Preferred Stock equal to the Fundamental Change Conversion Rate, assuming for such purpose that the “Effective Date” is the date on which the Corporation provides notice of an Acquisition Termination Redemption in accordance with Section 6 and that the “Stock Price” is the Acquisition Termination Share Price.

“Acquisition Termination Dividend Amount” means an amount of cash equal to the sum of (i) the Fundamental Change Dividend Make-Whole Amount and (ii) the Accumulated Dividend Amount, in each case, assuming for such purpose that the “Effective Date” is the Acquisition Termination Redemption Date. For the avoidance of doubt, if the Acquisition Termination Redemption Date falls after the Record Date for the payment of a declared dividend and prior to the related Dividend Payment Date, (a) the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holders as of such Record Date, in accordance with Section 4, (b) the Accumulated Dividend Amount shall not include such dividend and (c) the Fundamental Change Dividend Make-Whole Amount shall not include the present value of the payment of such dividend.

“Acquisition Termination Event” means either (i) the Merger Agreement is terminated or (ii) the Corporation determines, in its reasonable judgment, that the Vectren Merger will not occur.

“Acquisition Termination Market Value” means the Average VWAP per share of Common Stock over the ten consecutive Trading Day period commencing on, and including, the second Trading Day following the date on which the Corporation provides notice of an Acquisition Termination Redemption to the Holders.

“Acquisition Termination Redemption” means a redemption of the Series B Preferred Stock in accordance with the provisions of Section 6.

“Acquisition Termination Redemption Amount” means, for each share of Series B Preferred Stock, either (i) if the Acquisition Termination Share Price is less than or equal to the Initial Price, an amount in cash equal to $1,000, plus accumulated and unpaid dividends thereon (whether or not declared) to, but excluding, the Acquisition Termination Redemption Date (provided that if the Acquisition Termination Redemption Date falls after the Record Date for the payment of a declared dividend and prior to the related Dividend Payment Date, the Acquisition Termination Redemption Amount shall not include such declared dividend and the Corporation shall instead pay such declared dividend on such Dividend Payment Date to the Record Holders as of such Record Date in accordance with Section 4); or (ii) if the Acquisition Termination Share Price is greater than the Initial Price, the Reference Amount of cash, shares of Common Stock, or cash and shares of Common Stock.

“Acquisition Termination Redemption Date” means the Scheduled Acquisition Termination Redemption Date; provided that, if (a) the Acquisition Termination Share Price is greater than the Initial Price and (b)(i) the Corporation elects to pay cash in lieu of delivering all or any portion of the number of shares of Common Stock equal to the Acquisition Termination Conversion Rate in accordance with Section 6(b) or (ii) the Corporation elects to deliver shares of Common Stock in lieu of paying all or any portion of the Acquisition Termination Dividend Amount in cash in accordance with Section 6(c), then the Acquisition Termination Redemption Date shall not be earlier than the second Business Day following the last Trading Day of the ten consecutive Trading Day period used to determine the Acquisition Termination Market Value.

“Acquisition Termination Share Price” means the Average VWAP per share of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Corporation provides notice of an Acquisition Termination Redemption to the Holders.

“ADRs” shall have the meaning set forth in Section 14(e).

“Applicable Market Value” means the Average VWAP per share of Common Stock over the Final Averaging Period.

“Articles of Incorporation” shall have the meaning set forth in the caption.

“Average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each Trading Day in such period.

“Board of Directors” shall have the meaning set forth in the caption.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in The City of New York are not authorized or obligated by law, regulation or executive order to close.

“Bylaws” means the Third Amended and Restated Bylaws of the Corporation, as they may be further amended, modified or restated from time to time.

“Clause I Distribution” shall have the meaning set forth in Section 14(a)(iv).

“Clause II Distribution” shall have the meaning set forth in Section 14(a)(iv).

“Clause IV Distribution” shall have the meaning set forth in Section 14(a)(iv).

“close of business” means 5:00 p.m., New York City time.

“Committee” shall have the meaning set forth in the caption.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation, subject to Section 14(e).

“Conversion and Dividend Disbursing Agent” means Broadridge Corporate Issuer Solutions, Inc., the Corporation’s duly appointed conversion and dividend disbursing agent for the Series B Preferred Stock, and any successor appointed under Section 15.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Corporation” shall have the meaning set forth in the caption.

“Current Market Price” per share of Common Stock (or, in the case of clause (ii) below, per share of Common Stock, the Corporation’s capital stock or similar equity interest, as applicable) on any date means, for the purposes of determining an adjustment to the Fixed Conversion Rates:

(i) for purposes of any adjustment pursuant to Section 14(a)(ii), Section 14(a)(iv) in the event of an adjustment not relating to a Spin-Off, or Section 14(a)(v), the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date with respect to the issuance or distribution requiring such computation;

(ii) for purposes of any adjustment pursuant to Section 14(a)(iv) in the event of an adjustment relating to a Spin-Off, the Average VWAP per share of Common Stock, the Corporation’s capital stock or similar equity interest, as applicable, over the first ten consecutive Trading Days commencing on, and including, the Trading Day immediately following the Ex-Date of such distribution; and

(iii) for purposes of any adjustment pursuant to Section 14(a)(vi), the Average VWAP per share of Common Stock over the five consecutive Trading Day period commencing on, and including, the Trading Day immediately following the Expiration Date of the relevant tender offer or exchange offer.

“Depositary Shares” means the depositary shares representing fractional interests in the Series B Preferred Stock.

“Distributed Property” shall have the meaning set forth in Section 14(a)(iv).

“Dividend Amount” shall have the meaning set forth in Section 4(a).

“Dividend Payment Date” means March 1, June 1, September 1 and December 1 of each year commencing on December 1, 2018 to, and including, September 1, 2021.

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, but exclude, December 1, 2018.

“Early Conversion” shall have the meaning set forth in Section 9(a).

“Early Conversion Additional Conversion Amount” shall have the meaning set forth in Section 9(b).

“Early Conversion Average Price” shall have the meaning set forth in Section 9(b).

“Early Conversion Date” shall have the meaning set forth in Section 11(b).

“Effective Date” shall have the meaning set forth in Section 10(a).

“Ex-Date,” when used with respect to any issuance or distribution, means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Corporation or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Property” shall have the meaning set forth in Section 14(e).

“Expiration Date” shall have the meaning set forth in Section 14(a)(vi).

“Fair Market Value” means the fair market value as determined in good faith by the Board of Directors (or an authorized committee thereof), whose determination shall be set forth in a resolution of the Board of Directors (or such authorized committee).

“Final Averaging Period” means the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding September 1, 2021.

“Five-Day Average Price” shall have the meaning set forth in Section 4(c)(iii).

“Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate.

“Floor Price” shall have the meaning set forth in Section 4(e).

A “Fundamental Change” shall be deemed to have occurred, at any time after the Initial Issue Date, if any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Corporation, its Wholly Owned Subsidiaries and the employee benefit plans of the Corporation and its Wholly Owned Subsidiaries, becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Stock representing more than 50% of the voting power of the Common Stock;

(ii) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than a change only in par value, from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination of the Common Stock) as a result of which the Common Stock would be converted into, would be exchanged for or would represent solely the right to receive, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into, will be exchanged for or will represent solely the right to receive, stock, other securities, other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any Person other than one or more of the Corporation’s Wholly Owned Subsidiaries; or

(iii) the Common Stock (or other Exchange Property) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (i) or clause (ii) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by all holders of the Common Stock (excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Series B Preferred Stock becomes convertible into or exchangeable for such consideration (and cash in lieu of fractional shares or pursuant to dissenters’ appraisal rights).

If any transaction in which the Common Stock is replaced by securities of another entity pursuant to Section 14(e) occurs, following completion of any related Fundamental Change Conversion Period (or, if none, on the effective date of such transaction), references to the Corporation in this definition of “Fundamental Change” shall instead be references to such other entity.

“Fundamental Change Conversion” shall have the meaning set forth in Section 10(a).

“Fundamental Change Conversion Date” shall have the meaning set forth in Section 11(c).

“Fundamental Change Conversion Period” shall have the meaning set forth in Section 10(a).

“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, the conversion rate set forth in the table below for the Effective Date and the Stock Price applicable to such Fundamental Change:

	Stock Price
Effective Date	$10.00	$20.00	$27.25	$28.00	$30.00	$32.70	$37.50	$45.00	$55.00	$70.00	$100.00
October 1, 2018	26.4720	29.8600	29.7120	29.6200	29.3320	28.9420	28.4700	28.3480	28.6000	28.9660	29.3820
September 1, 2019	29.5840	32.0480	31.3260	31.1460	30.6100	29.9040	29.1060	29.0280	29.2400	29.4900	29.7720
September 1, 2020	33.0760	34.4220	33.2700	32.9540	31.9740	30.7620	29.7960	29.7680	29.8980	30.0280	30.1700
September 1, 2021	36.6980	36.6980	36.6980	35.7140	33.3340	30.5820	30.5820	30.5820	30.5820	30.5820	30.5820

The exact Stock Price and Effective Date may not be set forth in the table, in which case:

(i) If the Stock Price is between two Stock Prices set forth in the table above, or if the Effective Date is between two Effective Dates set forth in the table above, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable.

(ii) If the Stock Price is in excess of $100.00 per share (subject to adjustment in the same manner as adjustments are made to the Stock Prices in the column headings in the table above in accordance with the provisions of Section 14(c)(iv)), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate, subject to adjustment as set forth herein.

(iii) If the Stock Price is less than $10.00 per share (subject to adjustment in the same manner as adjustments are made to the Stock Prices in the column headings in the table above in accordance with the provisions of Section 14(c)(iv)), then the Fundamental Change Conversion Rate shall be the Maximum Conversion Rate, subject to adjustment as set forth herein.

The Stock Prices in the column headings in the table above are subject to adjustment in accordance with the provisions of Section 14(c)(iv). The Fundamental Change Conversion Rates set forth in the table above are each subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in Section 14.

“Fundamental Change Dividend Make-Whole Amount” shall have the meaning set forth in Section 10(a).

“Fundamental Change Early Conversion Right” shall have the meaning set forth in Section 10(a).

“Fundamental Change Notice” shall have the meaning set forth in Section 10(b).

“Funds Available to Pay Dividends” shall have the meaning set forth in Section 4(a).

“Holder” means each person in whose name shares of the Series B Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of Series B Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Dividend Threshold” means $0.2775 per share, subject to adjustment as set forth in Section 14(a)(v) and Section 14(e).

“Initial Issue Date” means October 1, 2018.

“Initial Price” equals $1,000, divided by the Maximum Conversion Rate, rounded to the nearest $0.0001, which quotient is initially equal to $27.2494 per share of Common Stock.

“Junior Stock” shall have the meaning set forth in Section 3(a).

“Liquidation Preference” shall have the meaning set forth in Section 1.

“Make-Whole Dividend Amount” shall have the meaning set forth in Section 10(a).

“Mandatory Conversion” shall have the meaning set forth in Section 8(a).

“Mandatory Conversion Additional Conversion Amount” shall have the meaning set forth in Section 8(c).

“Mandatory Conversion Date” means the second Business Day immediately following the last Trading Day of the Final Averaging Period.

“Mandatory Conversion Rate” shall have the meaning set forth in Section 8(b).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maximum Conversion Rate” shall have the meaning set forth in Section 8(b)(iii).

“Merger Agreement” means the Agreement and Plan of Merger, dated April 21, 2018, among the Corporation, Vectren and Merger Sub, providing for the Vectren Merger.

“Merger Sub” means Pacer Merger Sub, Inc., an Indiana corporation and wholly owned subsidiary of the Corporation.

“Minimum Conversion Rate” shall have the meaning set forth in Section 8(b)(i).

“Nonpayment” shall have the meaning set forth in Section 7(b)(i).

“Nonpayment Remedy” shall have the meaning set forth in Section 7(b)(ii).

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Corporation.

“Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

“open of business” means 9:00 a.m., New York City time.

“Parity Stock” shall have the meaning set forth in Section 3(b).

“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Preferred Stock” shall have the meaning set forth in the caption.

“Preferred Stock Directors” shall have the meaning set forth in Section 7(b)(i).

“Pricing Committee” shall have the meaning set forth in the caption.

“Prospectus” means the prospectus dated September 24, 2018, file number 333-215833, relating to securities, including the Series B Preferred Stock and the Depositary Shares, to be issued from time to time by the Corporation.

“Prospectus Supplement” means the preliminary prospectus supplement dated September 24, 2018, as further supplemented and/or amended by the related pricing term sheet dated September 25, 2018, relating to the offering and sale of the Series B Preferred Stock and the Depositary Shares.

“Record Date” means, with respect to any Dividend Payment Date, the February 15, May 15, August 15 or November 15, as the case may be, immediately preceding the applicable March 1, June 1, September 1 or December 1 Dividend Payment Date, respectively. These Record Dates shall apply regardless of whether a particular Record Date is a Business Day.

“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of the Series B Preferred Stock as such Holder appears on the stock register of the Corporation at the close of business on the related Record Date.

“Reference Amount” means the sum of the following amounts:

(i) a number of shares of Common Stock equal to the Acquisition Termination Conversion Rate, plus

(ii) cash in an amount equal to the Acquisition Termination Dividend Amount;

provided that the Corporation may pay cash in lieu of all or any portion of the shares of Common Stock set forth in clause (i) above, and the Corporation may deliver shares of Common Stock in lieu of all or any portion of the cash amount set forth in clause (ii) above, in each case, as set forth in Section 6.

“Registrar” shall initially mean Broadridge Corporate Issuer Solutions, Inc., the Corporation’s duly appointed registrar for the Series B Preferred Stock, and any successor appointed under Section 15.

“Reorganization Common Stock” shall have the meaning set forth in Section 14(e).

“Reorganization Event” shall have the meaning set forth in Section 14(e).

“Reorganization Valuation Percentage” for any Reorganization Event shall be equal to (x) the Average VWAP (determined as if references to “Common Stock” in the definition of “VWAP” were references to the “Reorganization Common Stock” for such Reorganization Event) of one share of Reorganization Common Stock over the five consecutive Trading Day period immediately preceding, but excluding, the effective date of the Reorganization Event, divided by (y) the Average VWAP of one share of Common Stock over such period.

“Resolution” shall have the meaning set forth in the resolutions first set forth herein.

“Scheduled Acquisition Termination Redemption Date” means the date specified by the Corporation in its notice of an Acquisition Termination Redemption that is not less than 30 Scheduled Trading Days nor more than 60 calendar days following the date on which the Corporation provides such notice of an Acquisition Termination Redemption to the Holders; provided that such date must be a Business Day.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Stock” shall have the meaning set forth in Section 3(c).

“Series A Preferred Stock” means the Corporation’s Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock.

“Series B Preferred Stock” shall have the meaning set forth in Section 1.

“Shelf Registration Statement” means a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of shares of Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion, or as payment of any portion of the Acquisition Termination Redemption Amount.

“Spin-Off” means a distribution by the Corporation to all or substantially all holders of Common Stock consisting of capital stock of, or similar equity interests in, or relating to, a Subsidiary or other business unit of the Corporation that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange.

“Stock Price” means, for any Fundamental Change, (i) if all holders of Common Stock receive only cash in exchange for their Common Stock in a Fundamental Change described in clause (ii)(A) or (ii)(B) of the definition of “Fundamental Change,” the amount of cash paid in such Fundamental Change per share of Common Stock, and (ii) in all other cases, the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Fundamental Change.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Threshold Appreciation Price” means $1,000, divided by the Minimum Conversion Rate, rounded to the nearest $0.0001, which quotient is initially equal to $32.6990 per share of Common Stock.

“Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Transfer Agent” shall initially mean Broadridge Corporate Issuer Solutions, Inc., the Corporation’s duly appointed transfer agent for the Series B Preferred Stock, and any successor appointed under Section 15.

“Trigger Event” shall have the meaning set forth in Section 14(a)(iv).

“Underwriters” means Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC and the other Underwriters named in Schedule I to the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement relating to the Series B Preferred Stock and the Depositary Shares, dated September 25, 2018, among the Corporation and the Underwriters.

“Unit of Exchange Property” shall have the meaning set forth in Section 14(e).

“Vectren” means Vectren Corporation, an Indiana corporation.

“Vectren Merger” means the merger of Pacer Merger Sub with and into Vectren pursuant to the Merger Agreement, with Vectren continuing as the surviving corporation and becoming a wholly owned subsidiary of the Corporation.

“Voting Preferred Stock” means any other class or series of Parity Stock upon which voting rights like those set forth in Section 7 have been conferred and are exercisable.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “CNP <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

SECTION 3. Ranking. The shares of Series B Preferred Stock shall rank, with respect to the payment of dividends and distributions upon the liquidation of the Corporation, dissolution of the Corporation and winding-up of the Corporation’s affairs:

(a) senior to the Common Stock and to each other class or series of the Corporation’s capital stock established after the Initial Issue Date that is expressly made subordinated to the Series B Preferred Stock as to the payment of dividends or amounts payable on a liquidation of the Corporation, dissolution of the Corporation or winding-up of the Corporation’s affairs (the “Junior Stock”);

(b) on a parity with the Series A Preferred Stock and any class or series of the Corporation’s capital stock established after the Initial Issue Date that is not expressly made senior or subordinated to the Series B Preferred Stock as to the payment of dividends and amounts payable on a liquidation of the Corporation, dissolution of the Corporation or winding-up of the Corporation’s affairs (the “Parity Stock”); and

(c) junior to any class or series of the Corporation’s capital stock established after the Initial Issue Date that is expressly made senior to the Series B Preferred Stock as to the payment of dividends or amounts payable on a liquidation of the Corporation, dissolution of the Corporation or winding-up of the Corporation’s affairs (the “Senior Stock”).

SECTION 4. Dividends. (a) Rate. Subject to the rights of holders of any class or series of the Corporation’s capital stock ranking senior to the Series B Preferred Stock with respect to dividends, Holders shall be entitled to receive, when, as and if declared by the Board of Directors (or an authorized committee thereof) out of the Corporation’s surplus (the amount by which the Corporation’s net assets exceed its stated capital, as such terms are defined under the Texas Business Organizations Code) (the “Funds Available to Pay Dividends”), cumulative dividends at the rate per annum of 7.00% on the Liquidation Preference per share of Series B Preferred Stock (equivalent to $70.00 per annum per share (the “Dividend Amount”)), payable in cash, by delivery of shares of Common Stock or through any combination of cash and shares of Common Stock, as determined by the Corporation in its sole discretion (subject to the limitations described below). Declared dividends on the Series B Preferred Stock shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods there were Funds Available to Pay Dividends.

Declared dividends shall be payable on the relevant Dividend Payment Date to Record Holders as of the close of business on the immediately preceding Record Date, whether or not such Record Holders convert their shares of Series B Preferred Stock, or such shares are automatically converted, after such Record Date and on or prior to the immediately succeeding Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest, dividends or other payment in lieu of interest accruing with respect to this delay.

The amount of dividends payable on each share of Series B Preferred Stock for each full Dividend Period (after the initial Dividend Period) shall be computed by dividing the annual dividend rate by four. Dividends payable on the Series B Preferred Stock for the initial Dividend Period and any partial Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accumulated dividends shall not bear interest if they are paid subsequent to the applicable Dividend Payment Date.

No dividend shall be declared or paid upon, or any sum of cash or number of shares of Common Stock set apart for the payment of dividends upon, any outstanding share of Series B Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum of cash or number of shares of Common Stock have been set apart for the payment of such dividends upon, all outstanding shares of Series B Preferred Stock.

Holders shall not be entitled to any dividends on the Series B Preferred Stock, whether payable in cash, property or shares of Common Stock, in excess of full cumulative dividends.

If the Board of Directors (or a duly authorized committee thereof) does not declare a dividend (or declares less than full dividends) payable in respect of any Dividend Period, such dividend (or any portion of such dividend not declared) shall accumulate and an amount equal to such accumulated dividend (or such undeclared portion thereof) shall become payable out of funds legally available therefor upon the liquidation of the Corporation, dissolution of the Corporation or winding-up of the Corporation’s affairs (or earlier conversion or redemption of such shares of Series B Preferred Stock), to the extent not paid prior to such liquidation of the Corporation, dissolution of the Corporation or winding-up of the Corporation’s affairs or earlier conversion or redemption. No interest or any sum of money instead of interest shall be payable on any dividend payment that may be in arrears on the Series B Preferred Stock.

Except as described in this Section 4(a), dividends on any share of Series B Preferred Stock converted to Common Stock shall cease to accumulate on the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date (each, a “Conversion Date”), as applicable.

(b) Priority of Dividends. (i) The Corporation shall not declare or pay, or set aside for payment, full dividends on the Series B Preferred Stock or any Parity Stock for any Dividend Period unless full cumulative dividends have been paid or provided for on the Series B Preferred Stock and any Parity Stock through the most recently completed Dividend Period for each such security. To the extent dividends will not be paid in full on the Series B Preferred Stock, the Corporation shall take appropriate action to ensure that all dividends declared and paid upon the Series B Preferred Stock and any Parity Stock shall be reduced, declared and paid on a pro rata basis on their respective liquidation preferences.

(ii) The Corporation will not declare, or pay or set aside for payment, dividends on any Junior Stock (other than a dividend payable solely in Junior Stock) unless full cumulative dividends have been or contemporaneously are being paid on all outstanding shares of Series B Preferred Stock and any Parity Stock through the most recently completed respective dividend periods.

(iii) In addition, unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding shares of Series B Preferred Stock and any Parity Stock through the most recently completed respective dividend periods, the Corporation may not repurchase, redeem or otherwise acquire, in whole or in part, any shares of Series B Preferred Stock or Parity Stock, except for the exchange or conversion of Parity Stock pursuant to the conversion or exchange provisions thereof for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock and the payment of cash in lieu of fractional shares. Further, the Corporation may not redeem, repurchase or otherwise acquire shares of Common Stock or any other Junior Stock (other than (w) as a result of a reclassification of Junior Stock for or into other Junior Stock, (x) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (y) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any dividend reinvestment plan or shareholder stock purchase plan or any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants and (z) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding shares of Series B Preferred Stock and any Parity Stock through the most recently completed respective dividend periods.

(iv) Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors (or an authorized committee thereof) may be declared and paid on any securities, including the Common Stock and other Junior Stock, from time to time out of Funds Available to Pay Dividends, and Holders shall not be entitled to participate in any such dividends.

(c) Method of Payment of Dividends. (i) Subject to the limitations described below, any declared dividend (or any portion of any declared dividend) on the Series B Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period, may be paid by the Corporation, as determined in the sole discretion of the Corporation:

(A) by paying cash;

(B) by delivering shares of Common Stock (or, as set forth herein, Units of Exchange Property); or

(C) through any combination of paying cash and delivering shares of Common Stock (or, as set forth herein, Units of Exchange Property).

(ii) Each payment of a declared dividend on the Series B Preferred Stock shall be made in cash, except to the extent the Corporation elects to make all or any portion of such payment by delivering shares of Common Stock. The Corporation shall give notice to Holders of any such election, and the portion of such payment that will be made by paying cash and the portion that will be made by delivering Common Stock, on the earlier of the date that the Corporation declares such dividend and the tenth Scheduled Trading Day immediately preceding the Dividend Payment Date for such dividend.

(iii) Any shares of Common Stock issued in payment or partial payment of a declared dividend shall be valued for such purpose at the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the applicable Dividend Payment Date (the “Five-Day Average Price”), multiplied by 97%.

(d) No fractional shares of Common Stock shall be delivered by the Corporation to Holders in payment or partial payment of a dividend. A cash adjustment (computed to the nearest cent) shall instead be paid by the Corporation to each Holder that would otherwise be entitled to receive a fraction of a share of Common Stock based on the Five-Day Average Price.

(e) Notwithstanding the foregoing, in no event shall the number of shares of Common Stock to be delivered in respect of any declared dividend exceed a number equal to the total dividend payment, divided by $9.5373, subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth in Section 14 (such dollar amount, as adjusted from time to time, the “Floor Price”). To the extent that the amount of any declared dividend as to which the Corporation has elected to deliver shares of Common Stock in lieu of paying cash exceeds the product of the number of shares of Common Stock delivered in connection with such declared dividend and 97% of the Five-Day Average Price, the Corporation shall, if it is legally able to do so, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash (computed to the nearest cent).

(f) To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, shares of Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares are freely tradable without registration by holders thereof that are not affiliates of the Corporation and were not affiliates of the Corporation in the three months immediately preceding, in each case, for purposes of the Securities Act. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such shares of Common Stock qualified or registered under applicable U.S. state securities laws, if required, and approved for listing on The New York Stock Exchange (or if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed).

SECTION 5. Liquidation, Dissolution or Winding-Up. (a) Upon any liquidation of the Corporation, dissolution of the Corporation or winding-up of the Corporation’s affairs, whether voluntary or involuntary, Holders shall be entitled to receive out of assets of the Corporation available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, and subject to the rights of holders of Senior Stock and Parity Stock in respect of distributions upon liquidation of the Corporation, dissolution of the Corporation or winding-up of the Corporation’s affairs, and before any distribution of assets is made to holders of Junior Stock, a liquidating distribution in an amount per share equal to the Liquidation Preference. Any accumulated and unpaid dividends on the Series B Preferred Stock and Parity Stock shall be paid prior to any distributions in liquidation of the Corporation, dissolution of the Corporation or winding-up of the Corporation’s affairs.

(b) If, upon any liquidation of the Corporation, dissolution of the Corporation or winding-up of the Corporation’s affairs, whether voluntary or involuntary, the amounts payable with respect to the liquidation preference or an amount equal to accumulated and unpaid dividends of the Series B Preferred Stock and all Parity Stock, as the case may be, are not paid in full, the holders of the Series B Preferred Stock and any Parity Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to the respective liquidation preferences or amounts equal to accumulated and unpaid dividends, as applicable, to which they are entitled.

(c) In connection with any liquidation of the Corporation, dissolution of the Corporation or a winding-up of the Corporation’s affairs, after payment of the full amount of the Liquidation Preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the Holders as such shall have no right or claim to any of the Corporation’s remaining assets.

(d) Neither the sale of all or substantially all of the Corporation’s assets or business (other than in connection with the liquidation of the Corporation, dissolution of the Corporation or winding-up of the Corporation’s affairs), nor the Corporation’s merger or consolidation into or with any other Person, shall be deemed to be the voluntary or involuntary liquidation of the Corporation, dissolution of the Corporation or winding-up of the Corporation’s affairs.

SECTION 6. Acquisition Termination Redemption. (a) Within ten Business Days following the earlier of (i) the date on which an Acquisition Termination Event occurs and (ii) the close of business on April 21, 2019, if the Vectren Merger has not closed at or prior to such time on such date, the Corporation shall be entitled, but not required, in the sole discretion of the Corporation, to mail or deliver a notice of an Acquisition Termination Redemption to the Holders (provided that, if the shares of Series B Preferred Stock are held in book-entry form through The Depository Trust Company, the Corporation may give such notice in respect of such shares in any manner permitted by The Depository Trust Company). If the Corporation provides such notice of an Acquisition Termination Redemption to the Holders, then, on the Acquisition Termination Redemption Date, the Corporation shall be required to redeem the Series B Preferred Stock, in whole but not in part, at a redemption amount per share of Series B Preferred Stock equal to the Acquisition Termination Redemption Amount.

(b) If the Acquisition Termination Share Price exceeds the Initial Price and therefore the Acquisition Termination Redemption Amount is equal to the Reference Amount, the Corporation may elect to pay cash (computed to the nearest cent) in lieu of delivering all or any portion of the number of shares of Common Stock equal to the Acquisition Termination Conversion Rate comprising a portion of the Reference Amount. If the Corporation makes such an election, it shall pay cash (computed to the nearest cent) in an amount equal to such number of shares of Common Stock in respect of which it has made such election multiplied by the Acquisition Termination Market Value.

(c) If the Acquisition Termination Share Price exceeds the Initial Price and therefore the Acquisition Termination Redemption Amount is equal to the Reference Amount, the Corporation may elect to deliver shares of Common Stock in lieu of paying cash for some or all of the Acquisition Termination Dividend Amount comprising a portion of the Reference Amount.

If the Corporation makes such an election, it shall deliver a number of shares of Common Stock equal to such portion of the Acquisition Termination Dividend Amount in respect of which it has made such election, divided by the greater of (i) the Floor Price and (ii) 97% of the Acquisition Termination Market Value; provided that, if the portion of the Acquisition Termination Dividend Amount as to which the Corporation has elected to deliver shares of Common Stock in lieu of paying cash exceeds the product of the number of shares of Common Stock delivered in respect of such portion of the Acquisition Termination Dividend Amount, multiplied by 97% of the Acquisition Termination Market Value, the Corporation shall, if it is legally able to do so, pay such excess amount in cash (computed to the nearest cent).

(d) The notice of an Acquisition Termination Redemption shall specify, among other things:

(i) the Acquisition Termination Redemption Amount (assuming for such purpose that the “Acquisition Termination Redemption Date” is the Scheduled Acquisition Termination Redemption Date);

(ii) if the Acquisition Termination Share Price exceeds the Initial Price, the number of shares of Common Stock and the amount of cash comprising the Reference Amount per share of Series B Preferred Stock (before giving effect to any election to pay or deliver, as the case may be, with respect to each share of Series B Preferred Stock, cash in lieu of a number of shares of Common Stock equal to the Acquisition Termination Conversion Rate or shares of Common Stock in lieu of cash in respect of the Acquisition Termination Dividend Amount);

(iii) if applicable, whether the Corporation will pay cash in lieu of delivering all or any portion of the number of shares of Common Stock equal to the Acquisition Termination Conversion Rate comprising a portion of the Reference Amount (specifying, if applicable, the number of such shares of Common Stock in respect of which cash will be paid);

(iv) if applicable, whether the Corporation will deliver shares of Common Stock in lieu of paying cash in respect of all or any portion of the Acquisition Termination Dividend Amount comprising a portion of the Reference Amount (specifying, if applicable, the amount of the Acquisition Termination Dividend Amount in respect of which shares of Common Stock will be delivered); and

(v) the Scheduled Acquisition Termination Redemption Date.

(e) If any portion of the Acquisition Termination Redemption Amount is to be paid by delivering shares of Common Stock, no fractional shares of Common Stock shall be delivered to the Holders. The Corporation shall instead pay a cash amount (computed to the nearest cent) to each Holder that would otherwise be entitled to a fraction of a share of Common Stock based on the Acquisition Termination Share Price. If more than one share of Series B Preferred Stock is to be redeemed from a Holder, the number of shares of Common Stock issuable to such Holder in connection with the payment of the Reference Amount shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so redeemed.

(f) All cash payments to which a Holder is entitled in connection with an Acquisition Termination Redemption shall be rounded to the nearest cent.

(g) To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, shares of Common Stock issued as payment of any portion of the Acquisition Termination Redemption Amount, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares are freely tradable without registration by holders thereof that are not affiliates of the Corporation and were not affiliates of the Corporation in the three months immediately preceding, in each case, for purposes of the Securities Act. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such shares of Common Stock qualified or registered under applicable U.S. state securities laws, if required, and approved for listing on The New York Stock Exchange (or if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed).

(h) Other than pursuant to the Acquisition Termination Redemption provisions set forth in this Section 6, the Series B Preferred Stock shall not be subject to any redemption, sinking fund or other similar provisions.

SECTION 7. Voting Rights.

(a) General. Except as provided below or as expressly required by Texas law, the Holders shall not have any voting, consent or approval rights.

(b) Right to Elect Two Directors Upon Nonpayment.

(i) Whenever dividends on any shares of Series B Preferred Stock, or any other Voting Preferred Stock, have not been declared and paid for the equivalent of six or more Dividend Periods (including, for the avoidance of doubt, the Dividend Period beginning on, and including, the Initial Issue Date and ending on, but excluding, December 1, 2018), whether or not for consecutive Dividend Periods (a “Nonpayment”), the Holders, voting together as a single class with holders of any and all other series of Voting Preferred Stock then outstanding, shall be entitled at the Corporation’s next annual or special meeting of shareholders as provided below to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”); provided that the election of any such directors will not cause the Corporation to violate the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In the event of a Nonpayment, the number of directors then constituting the Board of Directors shall be increased by two, and the new directors shall be elected at a special meeting of shareholders called by the Board of Directors at the request of the holders of record of at least 20% of the shares of Series B Preferred Stock or of any other series of Voting Preferred Stock (provided that if such request is received less than 90 calendar days before the date fixed for the next annual or special meeting of the shareholders, such election shall be held at such next annual or special meeting of shareholders), and at each subsequent annual meeting, so long as the Holders continue to have such voting rights. Whether a plurality, majority or other portion of the Series B Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Series B Preferred Stock and such other Voting Preferred Stock voted. Any request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite Holders or holders of such other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in the Articles of Incorporation, or as may otherwise be required by law.

(ii) If and when all accumulated and unpaid dividends on the Series B Preferred Stock have been paid in full, or declared and a sum sufficient for such payment shall have been set aside (a “Nonpayment Remedy”), the Holders shall immediately and, without any further action by the Corporation, be divested of the voting rights described in this Section 7(b), subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the Holders and all other holders of Voting Preferred Stock shall have terminated, the term of office of each Preferred Stock Director so elected shall terminate at such time and the number of directors on the Board of Directors shall automatically decrease by two.

(iii) Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series B Preferred Stock and any Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described in this Section 7(b). In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series B Preferred Stock and any other shares of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described in this Section 7(b); provided that the filling of each vacancy shall not cause the Corporation to violate the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Any such vote of Holders and any Voting Preferred Stock to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of shareholders of the Corporation, called by the Board of Directors at the request of the holders of record of at least 20% of the shares of Series B Preferred Stock or of any other series of Voting Preferred Stock (provided that if such request is received less than 90 calendar days before the date fixed for the next annual or special meeting of the shareholders of the Corporation, such election shall be held at such next annual or special meeting of shareholders of the Corporation).

(iv) The Preferred Stock Directors shall each be entitled to one vote per director on any matter that comes before the Board of Directors for a vote.

(v) Each Preferred Stock Director elected at any special meeting of shareholders of the Corporation or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the shareholders of the Corporation if such office shall not have previously terminated and such Preferred Stock Director shall not have been removed from such office, in each case, as above provided.

(c) Adverse Changes; Issuances of Senior Stock.

(i) So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles of Incorporation, the affirmative vote or consent of the Holders of at least 66 2/3% of the outstanding shares of Series B Preferred Stock, voting as a single class, at the time outstanding and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to adopt an amendment to the Articles of Incorporation or this Resolution that would have an adverse effect on the existing powers, preferences, rights, qualifications, limitations and restrictions of the Series B Preferred Stock, except that any amendment to the Articles of Incorporation or to this Resolution (x) relating to the issuance or any increase in authorization of additional shares of Preferred Stock (subject to the voting rights regarding the issuance of Senior Stock in Section 7(c)(ii) below) or (y) in connection with a merger or another transaction in which either (A) the Corporation is the surviving entity and the Series B Preferred Stock remains outstanding or (B) the Series B Preferred Stock is exchanged for a series of preferred stock of the surviving entity, in either case, with the terms thereof unchanged in any respect materially adverse to the Holders, will be deemed not to adversely affect the powers, preferences, rights, qualifications, limitations and restrictions of the Series B Preferred Stock.

(ii) So long as any shares of Series B Preferred Stock are outstanding, the affirmative vote or consent of the Holders of at least 66 2/3% of the outstanding shares of Series B Preferred Stock, at the time outstanding and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, voting together as a single class with holders of any and all other series of Voting Preferred Stock then outstanding, shall be necessary to create or issue any Senior Stock.

(d) Other Voting Matters.

(i) On any matter described in Section 7(b) and Section 7(c) above in which the Holders are entitled to vote separately as a class, such Holders will be entitled to one vote per share. Any shares of Series B Preferred Stock or any other Voting Preferred Stock, in each case, held by any of the Corporation’s affiliates shall not be entitled to vote.

(ii) With respect to shares of Series B Preferred Stock that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such shares are registered, such other Person will, in exercising the voting rights in respect of such shares of Series B Preferred Stock on any matter, and unless the arrangement between such Persons provides otherwise, vote such Series B Preferred Stock in favor of, and at the direction of, the Person who is the beneficial owner, and the Corporation will be entitled to assume it is so acting without further inquiry.

(e) Change for Clarification. Without the consent of the Holders, the Corporation may amend, alter, supplement or repeal any terms of the Series B Preferred Stock by amending, altering, supplementing or repealing the Articles of Incorporation, this Resolution or any certificate representing the Series B Preferred Stock for the following purposes:

(i) to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;

(ii) to make any provision with respect to matters or questions relating to the Series B Preferred Stock that is not inconsistent with the provisions of this Resolution for the Series B Preferred Stock and that does not adversely affect the rights of any Holder; or

(iii) to make any other change that does not adversely affect the rights of any Holder (other than any Holder that consents to such change).

In addition, without the consent of the Holders, the Corporation may amend, alter, supplement or repeal any terms of the Series B Preferred Stock to conform the terms of the Series B Preferred Stock to the description thereof in the Prospectus as supplemented and/or amended by the “Description of Our Series B Preferred Stock” section of the Prospectus Supplement.

(f) Prior to the close of business on the applicable Conversion Date, the shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall not be deemed to be outstanding and Holders shall have no voting rights with respect to such shares of Common Stock by virtue of holding the Series B Preferred Stock, including the right to vote on any amendment to the Articles of Incorporation or this Resolution that would adversely affect the rights of holders of the Common Stock.

(g) The number of votes that each share of Series B Preferred Stock and any Voting Preferred Stock participating in the votes described in this Section 7 shall have and shall be in proportion to the liquidation preference of such share.

(h) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the Bylaws, applicable law and the rules of any national securities exchange or other trading facility on which the Series B Preferred Stock is listed or traded at the time.

SECTION 8. Mandatory Conversion on the Mandatory Conversion Date. (a) Each outstanding share of Series B Preferred Stock shall automatically convert (unless previously redeemed in accordance with Section 6 or converted at the option of the Holder in accordance with Section 9 or pursuant to an exercise of a Fundamental Change Early Conversion Right pursuant to Section 10) on the Mandatory Conversion Date (“Mandatory Conversion”) into a number of shares of Common Stock equal to the Mandatory Conversion Rate.

(b) The “Mandatory Conversion Rate” shall, subject to adjustment in accordance with Section 8(c), be as follows:

(i) if the Applicable Market Value is greater than the Threshold Appreciation Price, then the Mandatory Conversion Rate shall be equal to 30.5820 shares of Common Stock per share of Series B Preferred Stock (the “Minimum Conversion Rate”);

(ii) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, then the Mandatory Conversion Rate per share of Series B Preferred Stock shall be equal to $1,000, divided by the Applicable Market Value, rounded to the nearest ten-thousandth of a share of Common Stock; or

(iii) if the Applicable Market Value is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to 36.6980 shares of Common Stock per share of Series B Preferred Stock (the “Maximum Conversion Rate”);

provided that the Fixed Conversion Rates, the Threshold Appreciation Price, the Initial Price and the Applicable Market Value are each subject to adjustment in accordance with the provisions of Section 14.

(c) If on or prior to August 15, 2021, the Corporation has not declared all or any portion of the accumulated and unpaid dividends on the Series B Preferred Stock through September 1, 2021, the Mandatory Conversion Rate shall be adjusted so that Holders receive an additional number of shares of Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared (“Mandatory Conversion Additional Conversion Amount”), divided by the greater of (i) the Floor Price and (ii) 97% of the Five-Day Average Price. To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Five-Day Average Price, the Corporation shall, if the Corporation is legally able to do so, pay such excess amount in cash (computed to the nearest cent) pro rata to the Holders.

SECTION 9. Early Conversion at the Option of the Holder. (a) Other than during a Fundamental Change Conversion Period, and unless the Corporation has redeemed the Series B Preferred Stock in accordance with Section 6, the Holders shall have the right to convert their shares of Series B Preferred Stock, in whole or in part (but in no event less than one share of Series B Preferred Stock), at any time prior to September 1, 2021 (“Early Conversion”), into shares of Common Stock at the Minimum Conversion Rate, subject to adjustment as described in Section 14 and to satisfaction of the conversion procedures set forth in Section 11.

(b) If as of any Early Conversion Date relating to an Early Conversion, the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on the Dividend Payment Date prior to such Early Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to the relevant Early Conversion, so that the converting Holder receives an additional number of shares of Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared for such full Dividend Periods (the “Early Conversion Additional Conversion Amount”), divided by the greater of (i) the Floor Price and (ii) the Average VWAP per share of the Common Stock over the 20 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Early Conversion Date (such average being referred to as the “Early Conversion Average Price”). To the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, the Corporation will not have any obligation to pay the shortfall in cash. Except as described in the first sentence of this Section 9(b), upon any Early Conversion of any shares of the Series B Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on such shares of the Series B Preferred Stock, unless the Early Conversion Date occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares as of such Record Date, in accordance with Section 4.

SECTION 10. Fundamental Change Conversion. (a) If a Fundamental Change occurs on or prior to September 1, 2021, the Holders shall have the right (the “Fundamental Change Early Conversion Right”) to (i) convert their shares of Series B Preferred Stock, in whole or in part (but in no event less than one share of Series B Preferred Stock) (any such conversion pursuant to this Section 10(a) being a “Fundamental Change Conversion”), at any time during the period (the “Fundamental Change Conversion Period”) that begins on, and includes, the effective date of such Fundamental Change (the “Effective Date”) and ends at the close of business on the date that is 20 calendar days after such Effective Date (or, if later, the date that is 20 calendar days after Holders receive notice of such Fundamental Change, but in no event later than September 1, 2021) into a number of shares of Common Stock (or into Units of Exchange Property in accordance with Section 14(e)) equal to the Fundamental Change Conversion Rate per share of Series B Preferred Stock, (ii) with respect to such converted shares of Series B Preferred Stock, receive an amount equal to the present value, calculated using a discount rate of 4.08% per annum, of all dividend payments on such shares (excluding any Accumulated Dividend Amount) for all the remaining full Dividend Periods and for the partial Dividend Period from, and including, such Effective Date to, but excluding, the next Dividend Payment Date (the “Fundamental Change Dividend Make-Whole Amount”); and (iii) with respect to such converted shares of Series B Preferred Stock, to the extent that, as of such Effective Date, there is any Accumulated Dividend Amount, receive payment of the Accumulated Dividend Amount (the amounts described in clauses (ii) and (iii), collectively, the “Make-Whole Dividend Amount”), in the case of clauses (ii) and (iii), subject to the Corporation’s right to deliver shares of Common Stock in lieu of all or part of such amounts as set forth in clause (d)

below; provided that if such Effective Date or the relevant Fundamental Change Conversion Date falls after the Record Date for a declared dividend and prior to the next Dividend Payment Date, the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holders as of such Record Date, in accordance with Section 4, such dividend shall not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-Whole Amount shall not include the present value of the payment of such dividend.

(b) The Corporation shall provide written notice (a “Fundamental Change Notice”) to Holders of the Effective Date of a Fundamental Change no later than the second Business Day following such Effective Date. The Fundamental Change Notice shall state:

(i) the event causing the Fundamental Change;

(ii) the anticipated Effective Date or actual Effective Date, as the case may be;

(iii) that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period;

(iv) the Fundamental Change Conversion Period; and

(v) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.

(c) Not later than the second Business Day following the Effective Date of a Fundamental Change, the Corporation shall notify (which notice may be contained in the same notice as the Fundamental Change Notice) Holders of:

(i) the Fundamental Change Conversion Rate;

(ii) the Fundamental Change Dividend Make-Whole Amount and whether the Corporation will pay such amount, or any portion thereof, by delivering shares of Common Stock and, if applicable, the portion of such amount that will be paid by delivering shares of Common Stock; and

(iii) the Accumulated Dividend Amount and whether the Corporation will pay such amount, or any portion thereof, by delivering shares of Common Stock and, if applicable, the portion of such amount that will be paid by delivering shares of Common Stock.

(d) (i) For any shares of Series B Preferred Stock that are converted during the Fundamental Change Conversion Period, subject to the limitations described below, the Corporation may pay the Make-Whole Dividend Amount, determined in the Corporation’s sole discretion:

(A) by paying cash;

(B) by delivering shares of Common Stock; or

(C) through any combination of paying cash and delivering shares of Common Stock.

(ii) The Corporation shall pay the Make-Whole Dividend Amount in cash, except to the extent the Corporation elects on or prior to the Business Day following the Effective Date of a Fundamental Change to make all or any portion of such payments by delivering shares of Common Stock. If the Corporation elects to make any such payment, or any portion thereof, by delivering shares of Common Stock, such shares shall be valued for such purpose at the greater of (i) the Floor Price and (ii) 97% of the applicable Stock Price.

(iii) No fractional shares of Common Stock shall be delivered by the Corporation to converting Holders in respect of the Make-Whole Dividend Amount. A cash adjustment (computed to the nearest cent) shall instead be paid by the Corporation to each converting Holder that would otherwise be entitled to receive a fraction of a share of Common Stock based on the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Conversion Date.

(iv) Notwithstanding the foregoing, with respect to any Fundamental Change Conversion, in no event shall the number of shares of Common Stock that the Corporation delivers in lieu of paying all or any portion of the Make-Whole Dividend Amount in cash exceed a number equal to the portion of the Make-Whole Dividend Amount to be paid by the delivery of Common Stock, divided by the greater of (i) the Floor Price and (ii) 97% of the applicable Stock Price. To the extent that the portion of the Make-Whole Dividend Amount as to which the Corporation has elected to deliver shares of Common Stock in lieu of paying cash exceeds the product of the number of shares of Common Stock delivered in respect of such portion of the Make-Whole Dividend Amount and 97% of the applicable Stock Price, the Corporation shall, if the Corporation is legally able to do so, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash (computed to the nearest cent).

(v) If the Corporation is prohibited from paying or delivering, as the case may be, the Make-Whole Dividend Amount (whether in cash or in shares of Common Stock), in whole or in part, due to limitations of applicable Texas law, the Fundamental Change Conversion Rate shall instead be increased by a number of shares of Common Stock equal to the cash amount of the aggregate unpaid and undelivered Make-Whole Dividend Amount, divided by the greater of (i) the Floor Price and (ii) 97% of the Stock Price for the relevant Fundamental Change. In such case, to the extent that the cash amount of the aggregate unpaid and undelivered Make-Whole Dividend Amount exceeds the product of such number of additional shares of Common Stock and 97% of the Stock Price for the relevant Fundamental Change, the Corporation shall not have any obligation to pay the shortfall in cash.

SECTION 11. Conversion Procedures. (a) Pursuant to Section 8, on the Mandatory Conversion Date, any outstanding shares of Series B Preferred Stock shall automatically convert into shares of Common Stock. The Person or Persons entitled to receive the shares of Common Stock issuable upon Mandatory Conversion shall be treated as the record holder(s) of such shares of Common Stock as of the close of business on the Mandatory Conversion Date. Except as provided under Section 14(a)(vii), Section 14(c)(iii) and Section 14(c)(v), prior to the close of business on the Mandatory Conversion Date, the shares of Common Stock issuable upon Mandatory Conversion of the Series B Preferred Stock shall not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Series B Preferred Stock.

(b) To effect an Early Conversion pursuant to Section 9, a Holder must:

(i) complete and manually sign the conversion notice on the back of the Series B Preferred Stock certificate or a facsimile of such conversion notice;

(ii) deliver the completed conversion notice and the certificated shares of Series B Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(iii) if required, furnish appropriate endorsements and transfer documents; and

(iv) if required, pay all applicable taxes or duties, if any.

Notwithstanding the foregoing, to effect an Early Conversion pursuant to Section 9 of shares of Series B Preferred Stock held in global form, the Holder must, in lieu of the foregoing, comply with the applicable procedures of The Depository Trust Company (or any other depositary for the shares of Series B Preferred Stock held in global form appointed by the Corporation).

The Early Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (“Early Conversion Date”). A Holder shall not be required to pay any taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its Early Conversion rights, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing the shares of Common Stock issuable upon Early Conversion shall be issued and delivered to the converting Holder, together with payment by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of the second Business Day immediately succeeding the Early Conversion Date and the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the shares of Common Stock issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the applicable Early Conversion Date. Except as set forth in Section 14(a)(vii), Section 14(c)(iii) and Section 14(c)(v), prior to the close of business on such applicable Early Conversion Date, the shares of Common Stock issuable upon Early Conversion of any shares of Series B Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such shares of Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding the Series B Preferred Stock.

In the event that an Early Conversion is effected with respect to shares of Series B Preferred Stock representing less than all the shares of Series B Preferred Stock held by a Holder, upon such Early Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series B Preferred Stock as to which Early Conversion was not effected.

(c) To effect a Fundamental Change Conversion pursuant to Section 10, a Holder must:

(i) complete and manually sign the conversion notice on the back of the Series B Preferred Stock certificate or a facsimile of such conversion notice;

(ii) deliver the completed conversion notice and the certificated shares of Series B Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(iii) if required, furnish appropriate endorsements and transfer documents; and

(iv) if required, pay all applicable taxes or duties, if any.

Notwithstanding the foregoing, to effect a Fundamental Change Conversion pursuant to Section 10 of shares of Series B Preferred Stock held in global form, the Holder must, in lieu of the foregoing, comply with the applicable procedures of The Depository Trust Company (or any other depositary for the shares of Series B Preferred Stock held in global form appointed by the Corporation).

The Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Fundamental Change Conversion Date”). A Holder shall not be required to pay any taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its Fundamental Change Conversion rights, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing the shares of Common Stock issuable upon Fundamental Change Conversion shall be issued and delivered to the converting Holder, together with payment by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of the second Business Day immediately succeeding the Fundamental Change Conversion Date and the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the shares of Common Stock issuable upon such Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the applicable Fundamental Change Conversion Date. Except as set forth in Section 14(a)(vii), Section 14(c)(iii) and Section 14(c)(v), prior to the close of business on such applicable Fundamental Change Conversion Date, the shares of Common Stock issuable upon Fundamental Change Conversion of any shares of Series B Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such shares of Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding the Series B Preferred Stock.

In the event that a Fundamental Change Conversion is effected with respect to shares of Series B Preferred Stock representing less than all the shares of Series B Preferred Stock held by a Holder, upon such Fundamental Change Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series B Preferred Stock as to which Fundamental Change Conversion was not effected.

(d) In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Series B Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(e) Shares of Series B Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock and other amounts and shares of Common Stock, if any, to which they are entitled pursuant to Sections 8, 9 or 10, as applicable and, if the applicable Conversion Date occurs after the Record Date for a declared dividend and prior to the immediately succeeding Dividend Payment Date, subject to the right of the Record Holders of such shares on such Record Date to receive payment of the full amount of such declared dividend on such Dividend Payment Date pursuant to Section 4.

SECTION 12. Reservation of Common Stock.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares of Common Stock held in the treasury of the Corporation, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein provided, free from any preemptive or other similar rights, a number of shares of Common Stock equal to the maximum number of shares of Common Stock issuable upon conversion of all shares of Series B Preferred Stock (including, for the avoidance of doubt, the maximum number of shares of Common Stock issuable in respect of any accumulated and unpaid dividends, equal to the maximum Additional Conversion Amount hereunder, divided by the Floor Price). For purposes of this Section 12(a), the number of shares of Common Stock that shall be issuable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion or redemption of shares of Series B Preferred Stock or as payment of any dividend on such shares of Series B Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances.

(c) All shares of Common Stock delivered upon conversion or redemption of, or as payment of a dividend on, the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances and free of preemptive or other similar rights.

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion or redemption of, or as payment of a dividend on, the Series B Preferred Stock, the Corporation shall comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on The New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and use its commercially reasonable efforts to keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion or redemption of, or issuable in respect of the payment of dividends, the Accumulated Dividend Amount or the Fundamental Change Dividend Make-Whole Amount on, the Series B Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the earliest of (x) the first conversion of Series B Preferred Stock into Common Stock in accordance with the provisions hereof, (y) the first payment of any dividends, any Accumulated Dividend Amount or any Fundamental Change Dividend Make-Whole Amount on the Series B Preferred Stock and (z) the Acquisition Termination Redemption Date, the Corporation covenants to list such Common Stock issuable upon the earliest of (1) the first conversion of the Series B Preferred Stock, (2) the first payment of any dividends, any Accumulated Dividend Amount or any Fundamental Change Dividend Make-Whole Amount on the Series B Preferred Stock and (3) the Acquisition Termination Redemption Date in accordance with the requirements of such exchange or automated quotation system at such time.

SECTION 13. Fractional Shares.

(a) No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Series B Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of the aggregate number of shares of Series B Preferred Stock that are converted on the Mandatory Conversion Date pursuant to Section 8 or at the option of the Holder pursuant to Section 9 or Section 10, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the Average VWAP per share of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Mandatory Conversion Date, Fundamental Change Conversion Date or Early Conversion Date, as applicable.

(c) If more than one share of the Series B Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Preferred Stock so surrendered.

SECTION 14. Anti-Dilution Adjustments to the Fixed Conversion Rates. (a) Each Fixed Conversion Rate shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation issues shares of Common Stock to all or substantially all holders of Common Stock as a dividend or other distribution, each Fixed Conversion Rate in effect at the close of business on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution shall be multiplied by a fraction:

(A) the numerator of which is the sum of (i) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (ii) the total number of shares of Common Stock constituting such dividend or other distribution, and

(B) the denominator of which is the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination.

Any increase made pursuant to this clause (i) shall become effective immediately after the close of business on the date fixed for such determination. If any dividend or distribution described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to make such dividend or distribution, to such Fixed Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Corporation.

(ii) Issuance of Stock Purchase Rights. If the Corporation issues to all or substantially all holders of Common Stock rights, options or warrants entitling such holders, for a period of up to 45 calendar days from the date of issuance of such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock, each Fixed Conversion Rate in effect at the close of business on the date fixed for determination of the holders of Common Stock entitled to receive such rights, options or warrants shall be increased by multiplying such Fixed Conversion Rate by a fraction:

(A) the numerator of which is the sum of (i) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (ii) the number of shares of Common Stock issuable pursuant to such rights, options or warrants, and

(B) the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (ii) the number of shares of Common Stock equal to the quotient of the aggregate offering price payable to exercise such rights, options or warrants, divided by the Current Market Price of the Common Stock.

Any increase made pursuant to this clause (ii) shall become effective immediately after the close of business on the date fixed for such determination. In the event that such rights, options or warrants described in this clause (ii) are not so issued, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to issue such rights, options or warrants, to such Fixed Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, each Fixed Conversion Rate shall be decreased to such Fixed Conversion Rate that would then be in effect had the increase made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of Common Stock at less than the Current Market Price of the Common Stock, and in determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and the amount payable to the Corporation upon exercise or conversion thereof, the value of such consideration (if other than cash) to be determined in good faith by the Board of Directors (or an authorized committee thereof). For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Corporation.

(iii) Subdivisions and Combinations of the Common Stock. If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a lesser number of shares of Common Stock, each Fixed Conversion Rate in effect at the open of business on the effective date of such subdivision or combination shall be multiplied by a fraction:

(A) the numerator of which is the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

(B) the denominator of which is the number of shares of Common Stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (iii) shall become effective immediately after the open of business on the effective date of such subdivision or combination.

(iv) Debt or Asset Distribution. (A) If the Corporation distributes to all or substantially all holders of Common Stock evidences of its indebtedness, shares of capital stock, securities, rights, options or warrants to acquire the Corporation’s capital stock, cash or other assets (excluding (1) any dividend or distribution as to which an adjustment was effected under Section 14(a)(i) (or will be so effected in accordance with Section 14(c)(i)), (2) any issuance of rights, options or warrants described in Section 14(a)(ii), (3) any dividend or distribution of solely cash to all or substantially all holders of Common Stock as to which the provisions set forth in Section 14(a)(v) shall apply and (4) any Spin-Off as to which the provisions set forth in Section 14(a)(iv)(B) shall apply) (any such evidences of indebtedness, shares of capital stock, securities, rights, options or warrants to acquire the Corporation’s capital stock, cash or other assets, the “Distributed Property”), each Fixed Conversion Rate in effect at the close of business on the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be multiplied by a fraction:

(1) the numerator of which is the Current Market Price of the Common Stock, and

(2) the denominator of which is the Current Market Price of the Common Stock minus the Fair Market Value, on such date fixed for determination, of the portion of the Distributed Property so distributed applicable to one share of Common Stock.

Any increase made pursuant to this Section 14(a)(iv)(A) shall become effective immediately after the close of business on the date fixed for such determination. In the event that such distribution described in this Section 14(a)(iv)(A) is not so made, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to make such distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared.

(B) In the case of a Spin-Off, each Fixed Conversion Rate in effect at the close of business on the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be multiplied by a fraction:

(1) the numerator of which is the sum of (x) the Current Market Price of the Common Stock and (y) the Current Market Price of the number of shares of capital stock or similar equity interests so distributed that is applicable to one share of Common Stock as of the tenth Trading Day after the Ex-Date for such distribution, and

(2) the denominator of which is the Current Market Price of the Common Stock.

Any increase made pursuant to this Section 14(a)(iv)(B) shall be made immediately following the determination of the Current Market Price of the Common Stock, but shall become retroactively effective immediately after the close of business on the date fixed for the determination of the holders of the Common Stock entitled to receive such distribution. In the event that such distribution described in this Section 14(a)(iv)(B) is not so made, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to make such distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared. If an adjustment to each Fixed Conversion Rate is required under this Section 14(a)(iv)(B) during the Final Averaging Period, delivery of the shares of Common Stock issuable upon conversion will be delayed to the extent necessary in order to complete the calculations provided for in this Section 14(a)(iv)(B). If an Early Conversion Date or a Fundamental Change Early Conversion Date occurs during the ten consecutive Trading Day period over which the Current Market Price of the Common Stock is determined for purposes of this Section 14(a)(iv)(B), then such period shall instead be deemed to be such lesser number of Trading Days as have elapsed between the Ex-Date of such Spin-Off and such Early Conversion Date or Fundamental Change Conversion Date, as applicable.

For purposes of this clause (iv) (and subject in all respects to clause (viii)), rights, options or warrants distributed by the Corporation to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this clause (iv) (and no adjustment to the Fixed Conversion Rates under this clause (iv) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this clause (iv). If any such rights, options or warrants, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the date fixed for the determination of the holders of Common Stock entitled to receive such distribution with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued.

For purposes of clause (i), clause (ii) and this clause (iv), if there is any dividend or distribution to which this clause (iv) is applicable and concurrently there is also one or both of:

(A) a dividend or distribution of shares of Common Stock to which clause (i) is applicable (the “Clause I Distribution”); or

(B) an issuance of rights, options or warrants to which clause (ii) is applicable (the “Clause II Distribution”),

then (1) such dividend or distribution, other than the Clause I Distribution, if any, and the Clause II Distribution, if any, shall be deemed to be a dividend or distribution to which this clause (iv) is applicable (the “Clause IV Distribution”) and any Fixed Conversion Rate adjustment required by this clause (iv) with respect to such Clause IV Distribution shall then be made, and (2) the Clause I Distribution, if any, and Clause II Distribution, if any, shall be deemed to immediately follow the Clause IV Distribution and any Fixed Conversion Rate adjustment required by clause (i) and clause (ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the date fixed for determination of the holders of Common Stock entitled to receive any Clause I Distribution or Clause II Distribution shall be deemed to be the date fixed for the determination of holders of Common Stock entitled to receive the Clause IV Distribution and (II) any shares of Common Stock included in any Clause I Distribution or Clause II Distribution shall be deemed not to be “outstanding at the close of business on the date fixed for such determination” within the meaning of clauses (i) and (ii).

(v) Cash Dividends and Distributions. If the Corporation makes a dividend or distribution consisting exclusively of cash to all or substantially all holders of Common Stock (excluding (1) any regular, quarterly cash dividend that does not exceed the Initial Dividend Threshold, (2) any cash that is distributed in exchange for, or upon conversion of, the Common Stock in a Reorganization Event (as described in Section 14(e)), (3) any dividend or distribution in connection with the liquidation of the Corporation, dissolution of the Corporation or winding-up of the Corporation’s affairs and (4) any consideration payable as part of a tender or exchange offer described in Section 14(a)(vi)), each Fixed Conversion Rate in effect at the close of business on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or distribution shall be multiplied by a fraction:

(A) the numerator of which is the Current Market Price of the Common Stock, minus the Initial Dividend Threshold (provided that if the dividend or distribution is not a regular, quarterly cash dividend, the Initial Dividend Threshold shall be deemed to be zero), and

(B) the denominator of which is the Current Market Price of the Common Stock minus the amount per share of Common Stock of such dividend or distribution.

The Initial Dividend Threshold is subject to adjustment on an inversely proportional basis whenever the Fixed Conversion Rates are adjusted as provided in Sections 14(a); provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment made to the Fixed Conversion Rates pursuant to this Section 14(a)(v).

Any increase made pursuant to this clause (v) shall become effective immediately after the close of business on the date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution. In the event that any dividend or distribution described in this clause (v) is not so made, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to make such dividend or distribution, to such Fixed Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(vi) Self-Tender Offers and Exchange Offers. If the Corporation or any Subsidiary of the Corporation successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for the Common Stock (but, for the avoidance of doubt, excluding any securities convertible or exchangeable for Common Stock), where the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price of the Common Stock, each Fixed Conversion Rate in effect at the close of business on the date of expiration of the tender or exchange offer (the “Expiration Date”) shall be multiplied by a fraction:

(A) the numerator of which shall be equal to the sum of:

(1) the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for shares of Common Stock purchased in such tender or exchange offer; and

(2) the product of (x) the Current Market Price of the Common Stock and (y) the number of shares of Common Stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares of Common Stock pursuant to such tender or exchange offer); and

(B) the denominator of which shall be equal to the product of (1) the Current Market Price of the Common Stock and (2) the number of shares of Common Stock outstanding immediately prior to the time such tender or exchange offer expires (without giving effect to the purchase or exchange of shares of Common Stock pursuant to such tender or exchange offer).

Any increase made pursuant to this clause (vi) shall be made immediately following the determination of the Current Market Price of the Common Stock, but shall become retroactively effective immediately after the open of business on the Trading Day immediately following the Expiration Date. In the event that the Corporation or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversation Rate shall be decreased to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in each Fixed Conversation Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi). If an adjustment to each Fixed Conversion Rate is required pursuant to this clause (vi) during the Final Averaging Period, delivery of the related conversion consideration shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi). If an Early Conversion Date or a Fundamental Change Conversion Date occurs during the five consecutive Trading Day period over which the Current Market Price of the Common Stock is determined for purposes of this clause (vi), then such period shall instead be deemed to be such lesser number of Trading Days as have elapsed between the Trading Day immediately following the Expiration Date and such Early Conversion Date or Fundamental Change Conversion Date, as applicable.

(vii) In cases where (i) the Fair Market Value of the Distributed Property distributed per share of Common Stock as to which Section 14(a)(iv)(A) applies or (ii) the amount of cash distributed per share of Common Stock as to which Section 14(a)(v) applies, in each case, equals or exceeds the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution, rather than being entitled to an adjustment in each Fixed Conversion Rate, Holders shall be entitled to receive, without converting their Series B Preferred Stock, at the same time and upon the same terms as holders of Common Stock, the kind and amount of the Distributed Property or cash, as the case may be, comprising the distribution that such Holder would have received if such Holder had owned, immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution, for each share of Series B Preferred Stock, a number of shares of Common Stock equal to the Maximum Conversion Rate in effect on the record date for such distribution.

(viii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of Series B Preferred Stock, converting Holders shall receive, in addition to the Common Stock, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Stock, in which case each Fixed Conversion Rate shall be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Common Stock as described in Section 14(a)(iv)(A), subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights, options or warrants pursuant to a rights plan that would allow Holders to receive upon conversion, in addition to any shares of Common Stock, the rights described therein (unless such rights, options or warrants have separated from Common Stock (in which case each Fixed Conversion Rate shall be adjusted at the time of separation as if the Corporation had made a distribution to all holders of Common Stock as described in Section 14(a)(iv)(A), subject to readjustment in the event of expiration, termination or redemption of such rights)) shall not constitute a distribution of rights, options or warrants that would entitle Holders to an adjustment to the Fixed Conversion Rates.

(b) Discretionary Adjustments. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 14, as the Corporation deems advisable if the Board of Directors (or an authorized committee thereof) determines that such increase would be in the Corporation’s best interest or in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights, options or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.

(c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price and Floor Price. (i) All adjustments to each Fixed Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. Prior to the first Trading Day of the Final Averaging Period, no adjustment to a Fixed Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein. If any adjustment by reason of this Section 14(c)(i) is not required to be made because it would not change the Fixed Conversion Rates by at least one percent, then such adjustment shall be carried forward and taken into account in any subsequent adjustment; provided that with respect to adjustments to be made to the Fixed Conversion Rates in connection with cash dividends paid by the Corporation, the Fixed Conversion Rates shall be adjusted regardless of whether such aggregate adjustments amount to one percent or more of the Fixed Conversion Rates no later than September 1 of each calendar year; provided further that on (w) the earlier of an Early Conversion Date, a Fundamental Change Conversion Date and the Effective Date of a Fundamental Change, (x) each Trading Day of the Final Averaging Period, (y) the date, if any, on which the Corporation provides notice of an Acquisition Termination Redemption and (z) any Acquisition Termination Redemption Date, adjustments to each Fixed Conversion Rate shall be made with respect to any such adjustment carried forward that has not been taken into account before such date.

(ii) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 14(a) or 14(b) (x) an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of Section 8(b) shall apply on the Mandatory Conversion Date and (y) an inversely proportional adjustment shall also be made to the Floor Price. Such adjustment shall be made by dividing each of the Threshold Appreciation Price, the Initial Price and the Floor Price by a fraction, the numerator of which shall be the Minimum Conversion Rate immediately after such adjustment pursuant to Sections 14(a) or 14(b) and the denominator of which shall be the Minimum Conversion Rate immediately before such adjustment. Whenever any provision of this Resolution requires the Corporation to calculate the VWAP per share of the Common Stock over a span of multiple days, the Board of Directors (or an authorized committee thereof) shall make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Stock Price, the Five-Day Average Price, the Acquisition Termination Market Value and the Acquisition Termination Share Price, as the case may be) to account for any adjustments, pursuant to Section 14(a) or 14(b), to the Initial Price, the Threshold Appreciation Price, the Fixed Conversion Rates and the Floor Price, as the case may be, that become effective, or any event that would require such an adjustment if the Ex-Date, effective date or Expiration Date, as the case may be, of such event occurs during the relevant period used to calculate such prices or values, as the case may be.

(iii) If:

(A) the record date for a dividend or distribution on Common Stock occurs after the end of the Final Averaging Period and before the Mandatory Conversion Date; and

(B) such dividend or distribution would have resulted in an adjustment of the number of shares of Common Stock issuable to the Holders had such record date occurred on or before the last Trading Day of the Final Averaging Period, then the Corporation shall deem the Holders to be holders of record, for each share of their Series B Preferred Stock, of a number of shares of Common Stock equal to the Mandatory Conversion Rate for purposes of that dividend or distribution. In this case, the Holders would receive the dividend or distribution on Common Stock together with the number of shares of Common Stock issuable upon Mandatory Conversion.

(iv) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 14(a) or 14(b), a proportional adjustment shall be made to each Stock Price column heading set forth in the table included in the definition of “Fundamental Change Conversion Rate” as of the day on which the Fixed Conversion Rates are so adjusted. Such adjustment shall be made by multiplying each Stock Price included in such table, applicable immediately prior to such adjustment, by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to such Stock Price adjustment, and the denominator of which is the Minimum Conversion Rate as so adjusted.

(v) Notwithstanding the foregoing, no adjustments to the Fixed Conversion Rates shall be made if Holders may participate (other than in the case of (x) a share subdivision or share combination or (y) a tender or exchange offer), at the same time, upon the same terms and otherwise on the same basis as holders of Common Stock and solely as a result of holding Series B Preferred Stock, in the transaction that would otherwise give rise to such adjustment as if they held, for each share of Series B Preferred Stock, a number of shares of Common Stock equal to the Maximum Conversion Rate then in effect. In addition, the Fixed Conversion Rates shall not be adjusted except as provided in this Section 14. Without limiting the foregoing, the Fixed Conversion Rates shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(B) upon the issuance of any shares of Common Stock or rights, options or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Initial Issue Date (other than a rights plan as described in Section 14(a)(viii));

(D) for a change solely in the par value of the Common Stock;

(E) for sales of Common Stock for cash, other than in a transaction described in Section 14(a)(ii) or Section 14(a)(iv)(A);

(F) for stock repurchases that are not tender or exchange offers, including pursuant to structured or derivative transactions;

(G) as a result of a third-party tender or exchange offer, other than a tender or exchange offer by one of the Corporation’s Subsidiaries as described in Section 14(a)(vi);

(H) for accumulated and unpaid dividends on the Series B Preferred Stock, except as provided in Section 6, Section 8, Section 9 and Section 10; or

(I) upon the payment of any regular, quarterly cash dividend to all or substantially all holders of Common Stock to the extent that the per share amount of such cash dividend does not exceed the Initial Dividend Threshold.

(d) Notice of Adjustment. Whenever the Fixed Conversion Rates and the Fundamental Change Conversion Rates set forth in the table in the definition of “Fundamental Change Conversion Rate” are to be adjusted, the Corporation shall:

(i) compute such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

(ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Fixed Conversion Rates and the Fundamental Change Conversion Rates, provide, or cause to be provided, a written notice to the Holders of the occurrence of such event;

(iii) following the determination of such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates provide, or cause to be provided to the Holders, written notice of such adjustment; and

(iv) promptly upon written request by a beneficial owner of the Depositary Shares, a statement setting forth in reasonable detail the method by which the adjustments to the Fixed Conversion Rates and Fundamental Change Conversion Rates were determined and setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates.

(e) Reorganization Events. In the event of:

(i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another Person);

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the consolidated property and assets of the Corporation and its Subsidiaries;

(iii) any reclassification of Common Stock into securities, including securities other than Common Stock; or

(iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or consolidation),

in each case, as a result of which the Common Stock would be converted into, or exchanged for, securities, cash or other property (each, a “Reorganization Event”), each share of Series B Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into (or redeemable for, in the case of an Acquisition Termination Redemption) the kind of securities, cash and other property that such Holder would have been entitled to receive if such Holder had converted its Series B Preferred Stock into Common Stock immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a holder of one share of Common Stock is entitled to receive). For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock in such Reorganization Event. The Corporation shall notify Holders of such weighted average as soon as practicable after such determination is made. The number of Units of Exchange Property for each share of Series B Preferred Stock converted or redeemed following the effective date of such Reorganization Event shall be determined as if references in Section 6, Section 8, Section 9 and Section 10 to shares of Common Stock were to Units of Exchange Property (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to the applicable Conversion Date or Acquisition Termination Redemption Date, except as provided in Section 14(a)(vii), Section 14(c)(iii) and Section 14(c)(v)). For the purpose of determining which of clauses (i), (ii) and (iii) of Section 8(b) shall apply upon Mandatory Conversion, and for the purpose of calculating the Mandatory Conversion Rate if clause (ii) of Section 8(b) is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors (or an authorized committee thereof), which determination will be final absent manifest error, except that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the average over the Final Averaging Period of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors (or an authorized committee thereof), which determination will be final absent manifest error); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of cash, securities or other property that constitute a Unit of Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 14(e).

In connection with any Reorganization Event, the Initial Dividend Threshold shall be subject to adjustment as described in clause (A), clause (B) or clause (C) below, as the case may be.

(A) In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to the first paragraph of this Section 14(e) and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Reorganization Common Stock”), the Initial Dividend Threshold at and after the effective time of such Reorganization Event shall be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Reorganization Event, divided by (y) the number of shares of Reorganization Common Stock that a holder of one share of Common Stock would receive in such Reorganization Event (such quotient rounded down to the nearest $0.0001).

(B) In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to the first paragraph of this Section 14(e) and excluding any dissenters’ appraisal rights) is composed in part of shares of Reorganization Common Stock, the Initial Dividend Threshold at and after the effective time of such Reorganization Event shall be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Reorganization Event, multiplied by (y) the Reorganization Valuation Percentage for such Reorganization Event (such product rounded down to the nearest $0.0001).

(C) For the avoidance of doubt, in the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to the first paragraph of this Section 14(e) and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Initial Dividend Threshold at and after the effective time of such Reorganization Event shall be equal to zero.

The provisions of this Section 14(e) shall similarly apply to successive Reorganization Events and the provisions of Section 14 shall apply to any share capital of the Corporation (or any successor thereto) received by the holders of Common Stock in any such Reorganization Event.

SECTION 15. Transfer Agent, Registrar, and Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent for the Series B Preferred Stock shall be Broadridge Corporate Issuer Solutions, Inc. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent, as the case may be; provided that if the Corporation removes Broadridge Corporate Issuer Solutions, Inc., the Corporation shall appoint a successor transfer agent, registrar or conversion and dividend disbursing agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders (provided that, if the shares of Series B Preferred Stock are held in book-entry form through The Depository Trust Company or any similar facility, the Corporation may give such notice in respect of such shares in any manner permitted by such facility).

SECTION 16. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any shares of Series B Preferred Stock as the true and lawful owner thereof for all purposes.

SECTION 17. Notices. All notices or communications in respect of the Series B Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or by electronic mail or facsimile, or if given in such other manner as may be permitted in this Resolution, in the Articles of Incorporation or the Bylaws and by applicable law. Notwithstanding the foregoing, if the shares of the Series B Preferred Stock are held in book-entry form through The Depository Trust Company or any similar facility, such notices may also be given to in any manner permitted by such facility.

SECTION 18. No Preemptive Rights. The Holders will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase or otherwise acquire any such capital stock or any interest therein, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

SECTION 19. Other Rights. The shares of the Series B Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

SECTION 20. Stock Certificates.

(a) Shares of Series B Preferred Stock shall be represented by stock certificates substantially in the form set forth as Exhibit A hereto.

(b) Stock certificates representing shares of the Series B Preferred Stock shall be signed by (i) the Chairman of the Board of Directors, or the President or a Vice President of the Corporation and (ii) the Secretary or an Assistant Secretary of the Corporation, in accordance with the Bylaws and applicable Texas law, by manual or facsimile signature.

(c) A stock certificate representing shares of the Series B Preferred Stock shall not be valid until manually countersigned by an authorized signatory of the Transfer Agent and Registrar. Each stock certificate representing shares of the Series B Preferred Stock shall be dated the date of its countersignature.

(d) If any Officer of the Corporation who has signed a stock certificate no longer holds that office at the time the Transfer Agent and Registrar countersigns the stock certificate, the stock certificate shall be valid nonetheless.

SECTION 21. Replacement Certificates.

(a) If any Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Preferred Stock certificate, or in lieu of and substitution for the Series B Preferred Stock certificate lost, stolen or destroyed, a new Series B Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of shares of Series B Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series B Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation and the Transfer Agent.

(b) The Corporation is not required to issue any certificate representing the Series B Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the shares of Common Stock (or, if applicable, Units of Exchange Property) issuable and any cash payable pursuant to the terms of the Series B Preferred Stock formerly evidenced by the certificate.

SECTION 22. Titles and Headings. The titles and headings of the sections and subsections of this Resolution have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 23. Miscellaneous. (a) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, and the Corporation shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) The Liquidation Preference and the Dividend Amount each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series B Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors (or an authorized committee thereof) and submitted by the Board of Directors (or such authorized committee thereof) to the Transfer Agent.

SECTION 24. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock of the Corporation and may be reissued as part of a new class or series of preferred stock of the Corporation subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Resolution creating a class or series of preferred stock or any similar stock or as otherwise required by law.

SECTION 25. Effective Date. This Resolution becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: 12:01 a.m. on October 1, 2018.

IN WITNESS WHEREOF, this Resolution is executed on behalf of the Corporation by its Executive Vice President and Chief Financial Officer and attested by its Corporate Secretary this 26th day of September, 2018.

By:	/s/ William D. Rogers
William D. Rogers
Executive Vice President and Chief Financial Officer

Attest:	/s/ Vincent A. Mercadi
Vincent A. Mercadi
Corporate Secretary

[Signature Page to Resolution for Series B Preferred Stock]

Exhibit A

[FORM OF FACE OF SERIES B PREFERRED STOCK CERTIFICATE]

Certificate Number R-[__]	Number of Shares of Series B
Preferred Stock: [_____]

CUSIP NO. 15189T404
ISIN US15189T4040

Certificate Evidencing Preferred Stock of

CenterPoint Energy, Inc.

7.00% Series B Mandatory Convertible Preferred Stock

(Liquidation Preference $1,000 per share)

CENTERPOINT ENERGY, INC., a Texas corporation (the “Corporation”), hereby certifies that [_______] (the “Holder”), is the registered owner of [_______] fully paid and non-assessable shares of the 7.00% Series B Mandatory Convertible Preferred Stock, par value $0.01 per share (liquidation preference $1,000 per share), of the Corporation (the “Series B Preferred Stock”).

The designations, preferences, limitations and relative rights of the shares of the Series B Preferred Stock shall have been fixed and determined as set forth in the provisions of the Restated Articles of Incorporation of the Corporation and the Resolution (the “Resolution”) relating to the Series B Preferred Stock. A copy of the Restated Articles of Incorporation and Resolution will be furnished by the Corporation to any holder of the Series B Preferred Stock without charge upon request directed to the Transfer Agent. This certificate and the shares of Series B Preferred Stock represented hereby shall be held subject to, and each holder of this certificate shall be bound by, all of the provisions of the Restated Articles of Incorporation and Resolution. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Capitalized terms used herein but not defined shall have the respective meanings set forth in the Resolution. In the case of any conflict between this certificate and the Resolution, the provisions of the Resolution shall control and govern.

Reference is hereby made to the provisions of the Series B Preferred Stock set forth on the reverse hereof and in the Resolution, which provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Corporation has executed this certificate as of the date first written below.

Dated: [______]

CENTERPOINT ENERGY, INC.

By:
Name:
Title:

COUNTERSIGNED AND REGISTERED:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., As Transfer Agent and Registrar

By:
Name:
Title:

[FORM OF REVERSE OF SERIES B PREFERRED STOCK CERTIFICATE]

Cumulative dividends on each share of Series B Preferred Stock shall be payable at the applicable rate provided in the Resolution.

The shares of Series B Preferred Stock shall be convertible and shall be redeemable, in each case, in the manner and accordance with the terms set forth in the Resolution.

The Corporation shall furnish without charge to each Holder upon request directed to the Transfer Agent a summary of the authority of the Board of Directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

[FORM OF NOTICE OF CONVERSION]

(To Be Executed by the Holder

in order to Convert the Series B Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) 7.00% Series B Mandatory Convertible Preferred Stock (the “Series B Preferred Stock”), of CenterPoint Energy, Inc. (hereinafter called the “Corporation”), represented by stock certificate No(s). R-[__] (the “Series B Preferred Stock Certificates”), into common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), according to the conditions of the Resolution for the Series B Preferred Stock (the “Resolution”), as of the date written below. If Common Stock is to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Series B Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Resolution.

Date of Conversion:

Applicable Conversion Rate:

Shares of Series B Preferred Stock to Be Converted:

Shares of Common Stock to Be Issued:*

Signature:

Name:

Address:**

Fax No.:

*

The Corporation is not required to issue Common Stock until the original Series B Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.

**	Address where Common Stock and any other payments or certificates shall be sent by the Corporation.

A-1

[FORM OF ASSIGNMENT]

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series B Preferred Stock evidenced hereby to:

PLEASE INSERT SOCIAL SECURITY OR TAXPAYER IDENTIFICATION OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

hereby irrevocably constituting and appointing:

attorney to transfer the shares of Series B Preferred Stock evidenced hereby on the books of the Registrar, with full power of substitution in the premises.

Dated:	Your Signature*:

Signature Guaranteed*:

*

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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